Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: investorrelations@cree.com

Cree Reports Financial Results for the Second Quarter of
Fiscal Year 2011

DURHAM, N.C., January 18, 2011 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $257.0 million for its second quarter of fiscal 2011, ended December 26, 2010.  This represents a 29% increase compared to revenue of $199.5 million reported for the second fiscal quarter last year and a 4% decrease compared to the first quarter of fiscal 2011.  GAAP net income for the second quarter increased 47% year-over-year to $49.8 million, or $0.45 per diluted share, compared to GAAP net income of $33.8 million, or $0.32 per diluted share, for the second quarter of fiscal 2010.  On a non-GAAP basis, net income for the second quarter of fiscal 2011 increased 51% year-over-year to $60.7 million, or $0.55 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2010 of $40.2 million, or $0.38 per diluted share.

“Q2 results reflected continued growth in our LED lighting product line, but revenue and earnings were lower than our targets due primarily to lower sales to our LED component distributors in Asia,” stated Chuck Swoboda, Cree chairman and CEO.  “We are managing through an inventory correction in Asia in the near term, but the opportunity in LED lighting has not changed.  Quarterly revenue increased 29% year over year and based on the market trends we are seeing and the success of our own LED lighting business, we are more confident that we will see continued adoption of LED lighting over the next several years.”

Q2 2011 Financial Metrics:

	Second Quarter (in thousands, except per share amounts and percentages)
	2011	2010	Change
Net revenue	$256,983	$199,475	$57,508	29%
GAAP
Gross Margin	47.1%	47.2%
Operating Margin	21.6%	23.1%
Net Income	$49,775	$33,786	$15,989	47%
Earnings per diluted share	$ 0.45	$ 0.32	$ 0.13	41%
Non-GAAP
Gross Margin	47.7%	47.5%
Operating Margin	26.5%	27.6%
Net Income	$60,720	$40,202	$20,518	51%
Earnings per diluted share	$ 0.55	$ 0.38	$ 0.17	45%

»	Cash and investments increased $12.0 million from Q1 of fiscal 2011 to $1,110.8 million.

»	Cash flow from operations was $57.2 million. Free cash flow (cash flow from operations less capital expenditures) was ($7.5) million as we spent $64.7 million on capital expenditures.

»	Accounts receivable (net) increased $12.1 million from Q1 of fiscal 2011 to $135.1 million, resulting in days sales outstanding of 47, an increase of 6 days from Q1 of fiscal 2011.

»	Inventory increased $19.6 million from Q1 of fiscal 2011 to $145.5 million and represents 96 days of inventory, an increase of 14 days from Q1 of fiscal 2011.

»	Effective tax rate for Q2 was 13.7% primarily due to the benefit from an extension of the R&D tax credit.

Recent Business Highlights:

»	Announced that Denny’s Corporation has chosen energy-efficient LED lights from Cree as the preferred lighting standard for all its new and remodeled stores across the United States.

»	Shattered LED industry performance standards with the release of the Cree XLamp® XM-L LED.

»	Introduced the LED industry’s first lighting-class LED array, the Cree XLamp CXA20, to accelerate indoor LED lighting.

»	Released the XLamp XP-E High Efficiency White (HEW), the first high-power LEDs featuring Cree’s new Direct AttachTM LED technology.

Business Outlook:

For its third quarter of fiscal 2011 ending March 27, 2011, Cree targets revenue in a similar range as the second quarter at $245 million to $265 million due to seasonality and the on-going inventory correction in Asia.  Q3 GAAP and non-GAAP gross margin is targeted at 46% +/-.    GAAP operating expenses are targeted to increase by approximately $7 million to $73 million, or $62 million on a non-GAAP basis, due to increased spending to support new product development, 150mm qualification and additional sales and application resources.  The tax rate is targeted at 21% for fiscal Q3.  GAAP net income is targeted at $32 million to $40 million, or $0.29 to $0.36 per diluted share.  Non-GAAP net income is targeted in a range of $42 million to $50 million, or $0.38 to $0.45 per diluted share, based on an estimated 110.6 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.07 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal second quarter 2011 results and the fiscal third quarter 2011 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Financial Events and Presentations” for webcast details. The call will be archived and available on the website through March 1st, 2011.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Information”, “Quarterly Results”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless systems.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including risks associated with the ramp-up of production of our new products, as well as production at our new Huizhou facility; the risk that, due to the complexity of our manufacturing processes, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; the risk that our distributors are not able to accurately anticipate demand from their end customers, which can result in increased inventory and reduced orders; ongoing uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tight credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting products; our ability to lower costs; increasing price competition in key markets; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 27, 2010, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, and XLamp are registered trademarks, and Direct Attach is a trademark, of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Revenue, net	$256,983	$199,475	$525,420	$368,605

Cost of revenue, net	135,837	105,405	273,745	200,757

Gross profit	121,146	94,070	251,675	167,848
Gross margin percentage	47.1%	47.2%	47.9%	45.5%

Operating expenses:
Research and development	29,233	19,325	53,965	39,499
Sales, general and administrative	33,366	25,560	62,568	49,173
Amortization of acquisition related intangibles	2,706	3,045	5,412	6,090
Loss on disposal or impairment of long-lived assets	429	110	901	403
Total operating expenses	65,734	48,040	122,846	95,165

Operating income	55,412	46,030	128,829	72,683
Operating income percentage	21.6%	23.1%	24.5%	19.7%

Non-operating income:
Interest and other non-operating income, net	2,233	2,001	4,187	3,631
Income from operations before income taxes	57,645	47,991	133,016	76,405

Income tax expense	7,870	14,205	25,205	21,593
Income from continuing operations	$49,775	$33,786	$107,811	$54,812

Net income	$49,775	$33,786	$107,811	$54,812

Diluted earnings per share:
Net income	$0.45	$0.32	$0.98	$0.55

Weighted average shares of common
stock outstanding, diluted	109,976	106,607	109,817	99,836

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 26,	June 27,
	2010	2010
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$1,110,828	$1,066,405
Accounts receivable, net	135,132	117,535
Inventories	145,517	112,241
Income taxes receivable	3,645	-
Deferred income taxes	19,435	18,823
Prepaid expenses and other current assets	38,671	40,159
Total current assets	1,453,228	1,355,163

Property and equipment, net	495,928	419,726
Intangible assets, net	103,621	106,109
Goodwill	326,178	313,019
Other assets	4,656	5,159
Total assets	$2,383,611	$2,199,176

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$80,595	$63,826
Accrued salaries and wages	19,760	26,247
Income taxes payable	-	14,375
Other current liabilities	21,414	15,643
Contingent payment due related to LLF acquisition	13,159	-
Total current liabilities	134,928	120,091

Long-term liabilities:
Deferred income taxes	39,398	39,398
Other long-term liabilities	20,469	11,639
Total long-term liabilities	59,867	51,037

Shareholders' Equity:
Common stock	136	135
Additional paid-in-capital	1,561,402	1,507,435
Accumulated other comprehensive income, net of taxes	11,160	12,171
Retained earnings	616,118	508,307
Total shareholders' equity	2,188,816	2,028,048
Total liabilities and shareholders' equity	$2,383,611	$2,199,176

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Cree also presents its target for non-GAAP operating expenses, which is operating expenses less stock-based compensation expense and charges for amortization or impairment of acquired intangibles.

Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

GAAP Gross Profit	$121,146	$94,070	$251,675	$167,848
GAAP Gross Margin	47.1%	47.2%	47.9%	45.5%
Adjustment:
Stock-based compensation expense	1,351	729	2,483	1,554
Non-GAAP Gross Profit	$122,497	$94,799	$254,158	$169,402
Non-GAAP Gross Margin	47.7%	47.5%	48.4%	46.0%

	Three Months Ended		Six Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

GAAP operating income	$55,412	$46,030	$128,829	$72,683
GAAP operating income percentage	21.6%	23.1%	24.5%	19.7%
Adjustments:
Stock-based compensation expense	9,977	6,069	17,981	11,681
Amortization of acquisition-related intangible assets	2,706	3,045	5,412	6,090
Total adjustments to GAAP operating income	12,683	9,114	23,393	17,771
Non-GAAP operating income	68,095	55,144	152,222	90,454
Non-GAAP operating income percentage	26.5%	27.6%	29.0%	24.5%

	Three Months Ended		Six Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

GAAP net income	$49,775	$33,786	$107,811	$54,812
Adjustments:
Stock-based compensation expense	9,977	6,069	17,981	11,681
Amortization of acquisition-related intangible assets	2,706	3,045	5,412	6,090
Total adjustments to GAAP income before provision
for income taxes	12,683	9,114	23,393	17,771
Income tax effect	(1,738)	(2,698)	(4,421)	(5,022)
Non-GAAP net income	60,720	40,202	126,783	67,561
Diluted net income per share:
GAAP net income	$0.45	$0.32	$0.98	$0.55
Non-GAAP	$0.55	$0.38	$1.15	$0.68
Shares used in diluted net income per share calculation:
GAAP net income	109,976	106,607	109,817	99,836
Non-GAAP	109,976	106,607	109,817	99,836

	Three Months Ended		Six Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

Free Cash Flows
Cash flow from operations	$57,237	$21,511	$145,755	$82,699
Less: PP&E CapEx spending	64,738	41,437	126,387	61,826
Total Free Cash Flows	$(7,501)	$(19,926)	$19,368	$20,873

CREE, INC.
Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
Stock-Based Compensation Expense
Cost of sales	$1,351	$729	$2,483	$1,554

Research and development	2,183	1,388	3,998	2,652
Sales, general and administrative	6,443	3,952	11,500	7,475
Total stock-based compensation in operating expense	8,626	5,340	15,498	10,127

Total Stock-Based Compensation Expense	$9,977	$6,069	$17,981	$11,681

	December 26, 2010	June 27, 2010
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$465,557	$397,431
Short term investments	645,271	668,974
Total Cash, Cash Equivalents and Investments	$1,110,828	$1,066,405